Exhibit 99.1

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Sophia Hudson

Davis Polk & Wardwell LLP	212 450 4762 tel
450 Lexington Avenue	212 701 5800 fax
New York, NY 10017	sophia.hudson@davispolk.com

December 19, 2017

Re:	Entera Bio Ltd. Registration Statement on Form F-1 Application for Waiver of Requirements of Form 20-F, Item 8.A.4 CIK Code No. 0001638097

CONFIDENTIAL

Division of Corporation Finance

Office of the Chief Accountant

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

Entera Bio Ltd., a foreign private issuer organized under the laws of the State of Israel (the “Company”), has publicly filed with the Securities and Exchange Commission (the “Commission”) its Registration Statement on Form F-1 (as amended, the “Registration Statement”) relating to a proposed initial public offering (“IPO”) of the Company’s ordinary shares. The Registration Statement has been reviewed by the staff of the Commission (the “Staff”).

The Registration Statement currently contains audited IFRS-IASB financial statements for the years ended December 31, 2016 and 2015, and unaudited interim IFRS-IASB financial statements for the nine months ended September 30, 2017 and 2016. Subject to market conditions, the Company currently anticipates filing a further amendment to the Registration Statement with the Commission in early January 2018 with price range information, and commencing its IPO roadshow promptly thereafter. The Registration Statement at the time of such filing and at effectiveness will contain audited IFRS-IASB financial statements for the years ended December 31, 2016 and 2015, and unaudited IFRS-IASB financial statements for the nine months ended September 30, 2017 and 2016. Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of Form F-1, states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements as of a date not older than 12 months from the date of the offering (the “12-Month Requirement”) unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

Division of Corporation Finance
Office of the Chief Accountant	2	December 19, 2017

Instruction 2 to Item 8.A.4 of Form 20-F provides that the Commission will waive the 12-Month Requirement “in cases where the company is able to represent adequately to [the Commission] that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the Staff’s 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the Staff notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.” (emphasis added)

The Company hereby respectfully requests that the Staff waive the requirement of Item 8.A.4 of Form 20-F. In connection with this request, the Company represents to the Commission that:

1.	The Company is not currently a public reporting company in any other jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to file its audited financial statements other than to provide its audited financial statements to the Company’s majority shareholder, D.N.A Biomedical Solutions Ltd. (“D.N.A Biomedical”), in connection with a requirement applicable to D.N.A Biomedical, that it file the audited financial statements of certain of its associated companies, including the Company, with the Israeli Securities Authority within three months following the end of each reporting year (i.e., March 31), pursuant to the Israeli Securities Regulations (Annual Financial Statements), 2010.

3.	Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the year ended December 31, 2017 will be available until March 15, 2018.

5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

The Company further respectfully requests the Staff's immediate attention to this matter in light of the Company’s plans to refile the Registration Statement in early January 2018 with its IPO price range.

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Division of Corporation Finance
Office of the Chief Accountant	3	December 19, 2017

Please do not hesitate to contact me at (212) 450-4762, (212) 701-5800 (fax) or sophia.hudson@davispolk.com, or Michael Kaplan at (212) 450-4111, (212) 701-5800 (fax) or michael.kaplan@davispolk.com, if you have any questions regarding the foregoing or if we can provide any additional information.

Very truly yours,

/s/ Sophia Hudson

Sophia Hudson

cc:	Via E-mail
Dr. Phillip Schwartz, Chief Executive Officer, Entera Bio Ltd.
Mira Rosenzweig, Chief Financial Officer, Entera Bio Ltd.
Michael Kaplan, Davis Polk & Wardwell LLP
Ivan Blumenthal, Mintz Levin Cohn Ferris Glovsky and Popeo PC